UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 27, 2008
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

5677 Airline Road, Arlington, Tennessee	38002
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This report amends our current report on Form 8-K filed with the Securities and Exchange Commission on April 3, 2008, only as to the information set forth in “Item 5.02—Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.” This 8-K is amended solely to clarify that the dates previously reported as March 28, 2008 actually occurred on March 27, 2008.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of Directors
On March 27, 2008, F. Barry Bays and Thomas E. Timbie notified the board of directors that they will not stand for reelection and will retire from the board of directors at our annual meeting of stockholders on May 14, 2008. The decision of Mr. Bays and the decision of Mr. Timbie not to stand for reelection as a director was not the result of a disagreement with us on any matter relating to our operations, policies, or practices.
Compensatory Arrangements with Certain Officers
On March 27, 2008, we agreed to extend our employment agreements with F. Barry Bays, our Executive Chairman; John K. Bakewell, our Executive Vice President and Chief Financial Officer; and Jason P. Hood, our Vice President, General Counsel and Secretary for an additional three month term ending on June 30, 2008. Copies of these amendments are attached to this report as Exhibits 10.1, 10.2, and 10.3 and are incorporated here by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

10.1	Employment Agreement Amendment entered into as of March 31, 2008 between Wright Medical Technology, Inc. and F. Barry Bays.

10.2	Employment Agreement Amendment entered into as of March 31, 2008 between Wright Medical Technology, Inc. and John K. Bakewell.

10.3	Employment Agreement Amendment entered into as of March 31, 2008 between Wright Medical Technology, Inc. and Jason P. Hood.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: April 3, 2008

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

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